UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2020

CATALYST PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1250 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 420-3200

Not Applicable

Former Name or Former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Exchange on Which Registered	Ticker Symbol
Common Stock, par value $0.001 per share	NASDAQ Capital Market	CPRX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2020, the Company and its Chairman, President and Chief Executive Officer, Patrick J. McEnany, entered into an amendment to Mr. McEnany’s employment agreement with the Company (i) extending the term of such agreement for an additional two year period, and (ii) adding language accelerating the vesting of stock-based compensation held by Mr. McEnany upon a Change of Control (as defined in the employment agreement). Mr. McEnany’s employment agreement with the Company now expires on November 8, 2022. All other terms of Mr. McEnany’s employment agreement with the Company remain the same.

A copy of Amendment No. 7 to Mr. McEnany’s employment agreement with the Company is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of Amendment No. 7 that is set forth above is qualified in its entirety by reference to such amendment.

Item 8.01	Other Events

As previously disclosed on the Company’s Form 8-K filed on August 21, 2020, Company director Philip H. Coelho did not receive a majority of the votes cast on his re-election to the Company’s Board of Directors (the “Board”) at the Company’s Annual Meeting of Stockholders held on August 20, 2020 (the “Annual Meeting”). Under the Company’s Bylaws, as amended, if a member of the Board fails to receive the approval of a majority vote of the stockholders at an annual meeting, such member of the Board is required to offer his or her resignation from the Board, and after such offer of resignation, the Nominating and Corporate Governance Committee (the “Committee”) of the Board is obligated to make a recommendation to the Board regarding whether to accept or reject such resignation (such decisions being taken without the involvement of such director).

On September 9, 2020, the Committee, acting without Mr. Coelho, unanimously determined to recommend to the Board that it reject Mr. Coelho’s offer of resignation. In making its decision, the Committee discussed its belief that Mr. Coelho, in his capacity as Chairman of the Committee, had not received the requisite vote for election to the Board because the Board (and not solely Mr. Coelho) had failed to ensure that the Board is sufficiently diverse. The Committee also considered the discussions of the Committee and the Board, held prior to the Annual Meeting, regarding a proposed future increase in the size of the Board beginning with the 2021 Annual Meeting of Stockholders, with any new directors to reflect the Company’s commitment to diversity. Finally, in making its decision, the Committee considered Mr. Coelho’s experience in the pharmaceutical industry and his contributions to the Company over his many years of dedicated service as a member of the Board.

Following this recommendation, the Board, acting without Mr. Coelho, voted unanimously to accept the recommendation of the Committee and rejected Mr. Coelho’s offer of resignation. Mr. Coelho will continue his service on the Board until the 2021 Annual Meeting of Stockholders or until his earlier death, resignation or removal.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amendment No. 7 to Employment Agreement between the Company and Patrick J. McEnany, dated September 9, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceuticals, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: September 11, 2020

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